Exhibit 23.5

                          BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW

    SOUTH BAY OFFICE                                           KAREN A. BATCHER
     MAILING ADDRESS                                         kbatcher@bzblaw.com
4190 BONITA ROAD, SUITE 205
 BONITA, CALIFORNIA 91902

TELEPHONE: 619.475.7882                                     ADDITIONAL SAN DIEGO
FACSIMILE: 619.789.6262                                            OFFICES

                                December 11, 2007

Edward F. Myers III
Ads in Motion, Inc.
4139 Corral Canyon
Bonita CA 91902

Re: My Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement for Ads in Motion, Inc.
    Tax Consequences of Registration and Distribution

     Dear Mr. Myers:

     I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933 , as amended, or the general rules and regulations thereunder.

                                    Regards,

                                    BATCHER ZARCONE & BAKER, LLP


                                    /s/ Karen A Batcher, Esq
                                    --------------------------------





                                PHYSICAL ADDRESS
            4190 BONITA ROAD, SUITE 205 * BONITA, CALIFORNIA * 91902